united states

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2021

PURECYCLE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40234	86-2293091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Hazeltine National Drive, Suite 650 Orlando, Florida	32822
(Address of principal executive offices)	(Zip Code)

(877) 648-3565

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Capital Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Capital Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 17, 2021, PureCycle Technologies LLC (“PCT LLC”) consummated the previously announced business combination (“Business Combination”) with Roth CH Acquisition I Co., a Delaware corporation (both prior to and after the Closing Date, “ROCH”), Roth CH Acquisition I Co. Parent Corp., a Delaware corporation and wholly owned direct subsidiary of ROCH (“ParentCo”) and others pursuant to the Agreement and Plan of Merger dated as of November 16, 2020, as amended from time to time (the “Merger Agreement”).

Upon the completion of the Business Combination and the other transactions contemplated by the Merger Agreement (collectively, the “Closing”), ROCH changed its name to PureCycle Technologies Holdings Corp. and became a wholly owned direct subsidiary of ParentCo, PCT LLC became a wholly owned direct subsidiary of PureCycle Technologies Holdings Corp. and a wholly owned indirect subsidiary of ParentCo, and ParentCo changed its name to PureCycle Technologies, Inc. (“PureCycle” or the “Company”). PureCycle continues the existing business operations of PCT LLC as a publicly traded company. The Company’s common stock, units and warrants are now listed on the Nasdaq Capital Market (“NASDAQ”) under the symbols “PCT,” “PCTTU” and “PCTTW,” respectively.

The Business Combination was accounted for as a reverse recapitalization and ROCH was treated as the “acquired” company for accounting purposes. The Business Combination was accounted for as the equivalent of the Company issuing stock for the net assets of ROCH, accompanied by a recapitalization.

Attached hereto as Exhibit 99.1 is the Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company as of and for the periods ended December 31, 2020 and 2019 (the “MD&A”). Attached hereto as Exhibit 99.2 are the audited consolidated financial statements of the Company as of and for the periods ended December 31, 2020 and 2019 (the “Audited Financial Statements”).

The MD&A and the consolidated statements of stockholders’ equity and the notes to the consolidated financial statements included in the Audited Financial Statements reflect the reverse recapitalization discussed above. Furthermore, the consolidated balances and the Audited Financial Statements of the Company and the share activity and per share amounts in the consolidated statements of equity included in the Audited Financial Statements were retroactively adjusted, where applicable, using the recapitalization exchange ratios established in the Business Combination.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company as of and for the years ended December 31, 2020 and 2019.
99.2	Audited consolidated financial statements of the Company as of and for the years ended December 31, 2020 and 2019.
104.1	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2021	PURECYCLE TECHNOLOGIES, INC.

	By:	/s/ Michael Dee
	Name:	Michael Dee
	Title:	Chief Financial Officer

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